POMEROY COMPUTER RESOURCES, INC.

                                EMPLOYMENT AGREEMENT


               THIS AGREEMENT is made effective as of the 6th day of July, 1997, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Company"), and VIC EILAU ("Employee").

                                             W I T N E S S E T H:

               WHEREAS, the parties desire to provide for Employee's employment by the Company and its subsidiary, Pomeroy Computer Leasing Company, Inc. and to provide him compensation incident thereto;

               NOW, THEREFORE, in consideration of the foregoing premise and the mutual covenants herein set forth, the parties hereby covenant and agree as follows:

               1.   Employment.    The  Company   agrees  to   employ   the
          Employee, and the Employee agrees to be employed by the Company, upon the following terms and conditions.

               2. Term. The initial term of Employee's employment pursuant to this Agreement shall begin on the 6th day of July, 1997, and shall continue for a period of three (3) years, to July 5, 2000 unless terminated earlier pursuant to the provisions of
          Section 11, provided that Sections 9, 10, 11(b), 11(c), if applicable, 12, if applicable, and 13, if applicable, shall survive the termination of such employment and shall expire in accordance with the terms set forth therein.

               3. Renewal Term. The term of Employee's employment shall automatically renew for additional consecutive renewal terms of one (1) year unless either party gives written notice of his/its intent not to renew the terms of the Agreement thirty (30) days prior to the expiration of the then expiring term. Employee's base salary for each renewal term shall be determined by the Board of Directors of Company or by the Compensation Committee of the Board of Directors, if any, provided, however, Employee's annual base salary for any renewal term shall not be less than Employee's base annual salary for the previous year.

               4.    Duties.   Employee shall  serve  as  President  of  the
          Company's  wholly-owned  subsidiary,  Pomeroy  Computer   Leasing
          Company, Inc., a Kentucky corporation (``Leasing Company''
                                                                    ), upon
          execution  hereof  and  appropriate   action  by  the  Board   of
          Directors.  Employee shall be responsible to and report  directly
          to the  Chief  Executive Officer  of  the Company.    The  duties
          assigned to Employee shall not be inconsistent with those typically assigned to the president of a corporation, and
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          Employee shall  at  all  times have  such  executive  powers  and authorities as shall reasonably be required to discharge such duties in an efficient manner, together with such facilities and
          services as  are appropriate  to his  position.   Employee  shall
          devote his best efforts and substantially all his time during normal business hours to the diligent, faithful and loyal discharge of the duties of his employment and towards the proper, efficient and successful conduct of the Company's affairs. Employee further agrees to refrain during the term of this Agreement from making any sales and/or leases of competing services or products or from profiting from any transaction involving computer services or products for his account without the express written consent of Company.

               5. Compensation. For all services rendered by the Employee under this Agreement (in addition to other monetary or other benefits referred to herein), compensation shall be paid to Employee as follows:

                    (a)  _____________                          Signing Bonus.

                         On July 6, 1997, the effective date of this Agreement, Company shall pay Employee the sum of Fifty Thousand Dollars ($50,000.00) as a signing bonus. In addition, on January 6, 1998, Company shall pay Employee the sum of Fifty Thousand Dollars ($50,000.00) as a signing bonus. In the event that Employee terminates employment with the Company prior to the expiration of the first year of the initial three-year term of this Agreement (other than because of the death or disability of Employee or the termination of Employee by Company without cause pursuant to paragraph 11(a)(v) or the termination by Employee for Good Reason pursuant to paragraph 11(a)(vi)). Employee shall repay Company an amount to be determined by multiplying said signing bonus received by a fraction, the numerator of which shall be the number of days that Employee was employed by Company during the first year of the initial term of the Agreement and the denominator which shall be 365.

                         For example, if Employee terminated his employment at the expiration of nine months of the initial term of this Agreement, Employee would repay Company the sum of $25,000.00 ($100,000.00 X 274 , 365 = $75,000.00. $100,000.00 - $75,000.00
          = $25,000.00).

                         In the event that Employee would fail to reimburse Company for any amount due hereunder, Employee grants Company the right to offset Employee's obligations hereunder against any other amounts that may, if any, be owed to Employee pursuant to the terms of this Agreement.
                    (b)  ___________
                         Base Salary:

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                         (i)  During  the  period  July  6,  1997   through
          January 5, 1998, Employee shall be paid the sum of Ten Thousand Four Hundred Dollars ($10,400.00) per pay period (12 pay periods) paid semi-monthly.

                         (ii) During the period January 6, 1998 through January 5, 1999, Employee shall be paid an annual base salary of Two Hundred Ninety-Five Thousand Dollars ($295,000.00), payable in 24 equal semi-monthly installments.

                         (iii) During the period January 6, 1999 through January 5, 2000, Employee shall be paid an annual base salary of Three Hundred Fifty Thousand Dollars ($350,000.00), payable in 24 equal semi-monthly installments.

                         (iv) During the period January 6, 2000 through July 5, 2000, Employee shall be paid the sum of Fourteen Thousand Five Hundred Eighty-Three Dollars (14,583.00) per pay period (12 pay periods) paid semi-monthly.

         Award of Stock Options
            (c)                        :  On July 6, 1997, Employee
          shall be awarded (pursuant to an Award Agreement, a copy of which is attached hereto as Exhibit A) the right to acquire 10,000 shares of the common stock, .01 par value, of the Company subject to any conditions contained in the Pomeroy Computer Resources, Inc. Non-Qualified and Incentive Stock Option Plan and Award Agreement. Such award of the stock options to acquire the common stock of the Company shall be at the fair market value of such common stock as of the applicable date. On July 6, 1998, Employee (provided he is employed by Company at such time) shall be awarded the right to acquire 10,000 shares of the common stock, .01 par value, of the Company subject to any conditions contained in the Pomeroy Computer Resources, Inc. Non-Qualified and Incentive Stock Option Plan and Award Agreement, attached hereto as Exhibit A. Such award of the stock options to acquire the common stock of Company shall be at the fair market value of such common stock as of the applicable date. For purposes of this Agreement, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and ask prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).

         Annual     Bonus      Based      on      Company's
         Performance/Incentive Deferred  Compensation.   In  addition  to
          Employee's base salary as set forth in Section 5(b), for the periods beginning January 6, 1998 and ending January 5, 1999 and January 6, 1999 and ending January 5, 2000, Employee shall be entitled to incentive deferred compensation and a stock option

                                     E-172
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          award (for the 1/6/99  - 1/5/2000 period)  in the event  Employee satisfies certain economic criteria pertaining to the Company's performance during such year, as follows:

                          _________________________________
                          January 6, 1998 - January 5, 1999


                         (i)  Gross   sales   of   Company   greater   than
          $470,000,000.00 but less  than or equal  to $520,000,000.00  with
          NPBT greater than 6% equals $50,000.00 bonus; or

                         (ii) Gross   sales   of   Company   greater   than
          $520,000,000.00 with  NPBT  greater than  6%  equals  $100,000.00 bonus.

                          _________________________________
                           January 6, 1999 - January 5, 2000


                         (i)  Gross   sales   of   Company   greater   than
          $600,000,000.00 but less  than or equal  to $650,000,000.00  with
          NPBT greater than 6% equals $100,000.00 bonus plus 10,000 incentive stock options; or

                         (ii) Gross   sales   of   Company   greater   than
          $650,000,000.00 with  NPBT  greater than  6%  equals  $150,000.00 bonus plus 10,000 incentive stock options.

                              Any award of an incentive stock option to acquire common stock of the Company hereunder shall be the fair market value of such common stock as of the applicable date as such term is defined in Section 5(c) above.

                    (e)  For purposes  of this  Section, the  term  ``gross
          sales   shall mean the gross sales of equipment and  software and
           services  by   Company  during   the  applicable   period  on   a
          consolidated basis.  In  making said gross sales  determinations, all gains and losses realized on the sale or other disposition of Company's assets not in the ordinary course shall be excluded. Such gross sales and net pre-tax profit margin of Company shall be based on the audited financial statements contained in the Company's annual report or form 10-k and shall be determined by the independent accountant regularly retained by the Company in accordance with generally accepted accounting principles and the other factors set forth herein and the determination by the accountant shall be final, binding and conclusive upon all parties hereto. One hundred percent (100%) of any amount earned under Section 5(d) above will constitute incentive deferred compensation which will be payable to Employee according to the terms of the Incentive Deferred Compensation Agreement attached
          hereto as Exhibit B.   Any incentive deferred compensation  shall
          be fully vested over a five year period, vesting twenty percent (20%) per year from the effective date of this Agreement.


                                     E-173
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                    (f)  The parties agree that in January, 2000, they will
          negotiate in good faith the implementation of an incentive deferred compensation plan and stock option award for Employee
          for the  final  six   months  of  this Agreement  which  will  be
          predicated upon the attainment of Company's goals, projections and budgets established at the outset of such calendar year. Such incentive deferred compensation plan and stock option awards for the last six months of this Agreement shall be consistent with Employee's prior plans.

                    (g)  __________________________________________________
                         Annual   Bonus   based   on   Leasing    Company's

          __________________________________
        Performance/Incentive Stock Option. In addition to Employee's base salary as set forth in Section 5(b), and any incentive deferred compensation that Employee may be entitled to as set forth in Section 5(d) above based on the Company's performance, for the periods beginning January 6, 1998 and ending January 5, 1999 and January 6, 1999 and ending January 5, 2000, Employee shall be entitled to an annual cash bonus in the event Employee satisfies the following economic criteria pertaining to the Leasing Company's performance during such year, as follows:

                          _________________________________
                           January 6, 1998 - January 5, 1999

                         (i)  NPBT  of   Leasing   Company   greater   than
          $1,500,000.00 but less than or equal to $2,000,000.00 equals $100,000.00 cash bonus;

                         (ii) NPBT  of  Leasing   Company  greater     than
          $2,000,000.00 equals $150,000.00 cash bonus.

                          _________________________________
                           January 6, 1999 - January 5, 2000

                         (i)  NPBT  of   Leasing   Company   greater   than
          $3,000,000.00 but less than or equal to $4,000,000.00 equals $125,000.00 cash bonus;

                         (ii) NPBT  of   Leasing   Company   greater   than
          $4,000,000.00 equals $175,000.00 cash bonus.

                         For purposes  of  this  Section,  the  term
          (h) net profits before taxes shall mean the net pre-tax profits of Leasing Company during the applicable period set forth above. In making said net profits before taxes determination, all gains and losses realized on the sale or other disposition of Leasing Company's assets in Leasing Company not in the ordinary course
          shall  be  excluded.    Employee's  base  compensation  shall  be
          deducted  in  determining  the  net  pre-tax  income  of  Leasing
          Company. The annual net profits before taxes of Leasing Company shall be based on the audited financial statements contained in

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          the Company's annual report or form 10-k and shall be  determined by the independent accountant regularly retained by the Company in accordance with generally accepted accounting principles and the other factors set forth herein and the determination by the accountant shall be final, binding and conclusive upon all parties hereto. Any amount due Employee hereunder shall be paid
          within  thirty  (30)   days  after  the   determination  by   the
          accountant.

                    (i) The parties agree that in January, 2000, they will negotiate in good faith the implementation of a cash bonus for
          Employee for the last six months of this Agreement which will be predicated upon the attainment of the Leasing Company goals, projections and budgets established at the outset of such calendar year and consistent with Employee's prior plans.

               6.
              Benefits Fringe   .  During  the term  of this  Agreement,
          Employee shall be entitled to the following benefits:

                    (a)  Health  Insurance  -  During  the  term  of   this
           Agreement, Employee shall be provided with the standard medical health and insurance coverage maintained by Company on its employees. Company and Employee shall each pay fifty percent (50%) of the cost of such coverage.

                    (b) Vacation - Employee shall be entitled each year to a vacation of three (3) weeks during which time his compensation will be paid in full. Provided, however, such weeks may not be taken consecutively without the written consent of Company.

                    (c) Retirement Plan - Employee shall participate, after meeting eligibility requirements, in any qualified retirement plans and/or welfare plans maintained by the Company during the term of this Agreement.

                    (d) Automobile - Company shall provide Employee with an automobile allowance for the applicable periods and for the respective amounts  set  forth  below during  the  term  of  this
          Agreement.    Company  shall  also  reimburse  Employee  for  all
          standard car insurance premiums paid during such term.   Employee
          shall be responsible for all maintenance and repairs to such vehicle and for any deductible under such insurance coverage.

                         (i)  7/5/97 through  1/5/98  - $500.00  per  month
          auto allowance;

                         (ii) 1/6/98 through  1/5/99  - $650.00  per  month
          auto allowance;

                         (iii)     1/6/99 through  1/5/2000 -  $650.00  per
          month auto allowance;

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                         (iv) 1/6/2000 through 7/5/2000 - $750.00 per month
          auto allowance.

                    (e)   Other  Company  Programs.    Employee   shall  be
          eligible to participate in any other plans or programs implemented by the Company for all of its employees with duties and responsibilities similar to Employee.

                    Employee shall be responsible for any and all taxes, owed, if any, on the fringe benefits provided to him pursuant to this Section 6.

               7. Key Man Insurance.     Company  shall maintain on  the
          life of Employee, provided he is insurable at standard rates, key-man term insurance in the following respective amounts:

                         (i)  1/6/98 through 1/5/99 - $500,000.00

                         (iii)     1/6/99 through 1/5/2000 - $1,000,000.00

                         (iv) 1/6/2000 through 7/5/2000 - $1,000,000.00

                    Company shall be the owner and sole beneficiary of such policy. In the event that Employee is not insurable at standard rates during the term of this Agreement, but Company is able to procure rated coverage, Company shall have the right to procure coverage for a lower amount of insurance, the cost of which equivalent to the standard term rates of the respective amounts set forth above. In the event Employee is not insurable, then Company shall not be required to obtain any key-person life insurance upon Employee's life.

               8. Expenses.   During the  term of  Employee's  employment
          hereunder, Employee shall be entitled to receive prompt reimbursement for all other reasonable and customary expenses incurred by Employee in fulfilling Employee's duties and responsibilities hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by Company.

               9.  Non-Competition.   In  connection  with  the  diligent,
          faithful and loyal discharge of the duties of Employee's employment under this Agreement, Employee agrees that so long as he is employed by the Company (whether or not pursuant to the provisions of this Agreement) he will not, directly or indirectly, be employed by, or otherwise give assistance to or be affiliated with (as an employee, consultant, independent contractor of any type, director or otherwise) any person, firm, corporation or entity which is directly or indirectly engaged in


                                     E-176
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          a competitive business with that carried on by the Company or any
          of its  subsidiaries.   Employee agrees  that so  long as  he  is
          employed by the Company, he will not own, engage in, conduct, manage, operate, participate in, be employed by or be connected in any manner whatsoever with any competitive business with that carried on by Company or any of its subsidiaries or become associated with, in any capacity, or solicit or sell to, customers of the Company or any its subsidiaries or induce any employee of the Company or of any of its subsidiaries to leave its employ.

                    In addition, as an inducement for and as additional consideration for the Company entering into this Agreement (and by virtue of Employee's unique and sensitive position and special background, and in recognition that the employment of the
          Employee by a competitor of the Company represents a serious competitive danger to the Company, and the use of Employee's talent and knowledge and information about the Company's business, strategies and plans can and would constitute a valuable competitive advantage over the Company), Employee agrees that for a period of one (1) year commencing on the termination of employment, he will not with any other person, corporation or entity, directly or indirectly, by stock or other ownership, investment, employment, or otherwise, or in any relation whatsoever:

                    (1)  solicit,  divert  or  take  away  or  attempt   to
           solicit, divert or take away any of the business, customers or patronage of the Company or of any of its subsidiaries;

                    (2) attempt to seek or cause any customers of the Company or any of its subsidiaries thereof, to refrain from continuing their patronage;

                    (3) engage in any competitive business with that carried on by the Company or any of its subsidiaries on the date of Employee's termination in any state in which Company or its subsidiaries have an office.

                    (4) knowingly employ or attempt to employ in any capacity any employee or agent of Company, or any of its subsidiaries;

                    (5) be employed by, attempt to seek employment with, or act as a consultant to, a customer of the Company for whom Employee, at any time during the six-month period prior to the termination of Employee's employment with Company, was providing direct services on behalf of Company;

                    (6) perform services for, either as an employee or as a consultant, any of the companies listed on Exhibit C which is attached hereto and incorporated herein by reference within any of the states set forth in Section 9(3) above.


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               For purposes of this Section 9, a competitive business shall mean any person, corporation,  partnership or other legal  entity
          engaged,  directly   or  indirectly,   through  subsidiaries   or
          affiliates, in any of the following business activities:

                    (i)  distributing  of   computer  hardware,   software,
           peripheral devices, and related products and services;

                    (ii) sale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

                    (iii) the leasing of computer hardware, software, peripheral devices, and any other type of equipment leased by Leasing Company during Employee's employment; and

                    (iv) any other business  activity which can  reasonably
          be determined to be competitive with the principal business activity being engaged in by the Company or any of its subsidiaries.

               This one-year non-competition provision commencing on the date of Employee's termination of employment shall not be applicable if the Employee is terminated by the Company without cause pursuant to Section 11(a)(v), or Employee terminates employment for Good Reason pursuant to Section 11(a)(vi), or if Company does not renew this Agreement after the expiration of the initial term of this Agreement or any renewal term. Provided, however, such twelve-month non-competition provision shall be applicable in any of such instances in the event Company elects in writing to compensate Employee pursuant to Section 12 of this Agreement.
               Employee has carefully read and has given careful considera-tion to all the terms and conditions of this Agreement and agrees that they are necessary for the reasonable and proper protection of the Company's business. The Employee acknowledges that the Company has entered into this Agreement because of Employee's promise that he will abide by and be bound by each of the terms contained in Sections 9 and 10. The Employee agrees that Company shall be entitled to injunctive relief to enforce these terms in addition to all other legal remedies. Employee acknowledges that each and every one of the terms of this provision is reasonable in all respects including their subject matter, duration, scope and the geographical area embraced herein and waives any and all right to compensation and/or benefits herein mentioned or referred to if Employee violates the provisions of Sections 9 or 10.
                    Provided, however, that nothing in this Section 9 shall prohibit Employee from owning or purchasing less than five percent (5%) of the outstanding common stock of any publicly-traded corporation.

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               10.  Non-Disclosure   and    Assignment   of    Confidential
           Information. The Employee acknowledges that the Company's trade secrets and confidential and proprietary information, including without limitation:
          unpublished information concerning the Company's:
                     (a)

                         (i)  research activities and plans,
                              (ii) marketing or sales plans,
                             (iii) pricing or pricing strategies,
                             (iv)  operational techniques,
                              (v)  customer and supplier lists, and
                             (vi)  strategic plans;
                         unpublished   financial   information,   including
                     (b)
          unpublished information concerning revenues, profits and profit margins;

                    (c)  internal confidential manuals; and
                         any "material inside  information" as such  phrase
                     (d)
          is used for purposes of the Securities Exchange Act of 1934, as amended;

          all constitute valuable, special and unique proprietary and trade secret information of the Company. In recognition of this fact, the Employee agrees that the Employee will not disclose any such trade secrets or confidential or proprietary information (except
          (i) information which becomes publicly available without violation of this Employment Agreement, (ii) information of which the Employee did not know and was disclosed to the Employee in violation of any other person's confidentiality obligation, and
          (iii) disclosure required in connection with any legal or regulatory process), nor shall the Employee make use of any such information for the benefit of any person, firm, operation or other entity except the Company and its subsidiaries or affiliates. The Employee's obligation to keep all of such information confidential shall be in effect during and for a period of five (5) years after the termination of his employment; provided, however, that the Employee will keep confidential and will not disclose any trade secret or similar information protected under law as intangible property (subject to the same exceptions set forth in the parenthetical clause above) for so long as such protection under law is extended.

               11.  ___________                     Termination.
                         The Employee's employment with the Company may  be
                     (a)
          terminated at any time as follows:


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                         (i)  By the Employee at his discretion, upon sixty
          (60) days written notice to Company;
                         (ii) By Employee's death;
                         (iii)     By   Employee's   physical   or   mental
          disability which renders Employee unable to perform his duties hereunder.

                         (iv) By the Company, for  cause upon fifteen  (15)
          day's written notice to Employee. For purposes of this Agreement, the term "cause" shall mean termination upon: (i) the continuous failure by Employee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to his by the Company, which demand specifically identifies the manner in which the Company believes that he has not continuously substantially performed his duties; (ii) the engaging by Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including but not limited to any material misrepresentation related to the performance of his duties; (iii) the conviction of Employee of a felony or other crime involving theft or fraud, (iv) Employee's gross neglect or gross misconduct in carrying out his duties hereunder resulting, in either case, in material harm to the Company; or (v) any material breach by Employee of this Agreement. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to his a copy of a resolution of the Board of Directors of the Company or any appropriately designated committee of the Board, finding that he has engaged in the conduct set forth above in this Section 10(a)(iv) and specifying the particulars thereof in detail, and Employee shall not have cured such conduct to the reasonable satisfaction of the Board within thirty (30) days of receipt of such resolution.

                         (v) By the Company at its discretion, without cause, upon thirty (30) days written notice to Employee; provided that Company complies with the provisions of Section 11 (c).

                         (vi) By  the  Employee  for  Good  Reason.     For
          purposes of this Agreement,''  Good Reason '' shall mean,  without
          Employee's  express  consent,  the  occurrence  of  any  of   the
          following circumstances:

                              (A) a substantial diminution in Employee's duties, responsibilities or authority after written demand has been made upon Company by Employee and Company has had a thirty
          (30) day period to correct such matter (except during period when the Employee is unable to perform all or substantially all of the Employee's duties and/or responsibilities as a result of the

          Employee's  illness  (either   physical  or   mental)  or   other
          incapacity;
                              (B)  the relocation  of Employee's  place  of
          employment to outside the Greater Cincinnati/Northern Kentucky area without Employee's consent; or
          David B. Pomeroy  II, the current  Chief
                               (C)
          Executive Officer of Company, would terminate employment with the Company.
                              (D)  Any material  breach by  Company of  the
          Agreement but only after written demand has been made upon Company by Employee setting forth such material breach and Company has a thirty-day period to correct such matter.
                              (E)  A  change  in  control  as   hereinafter
          defined, unless Employee has accepted employment with the successor entity and such successor entity has assumed this Employment Agreement pursuant to the provisions of Section 19.
          For purposes  of this  Agreement, a   change in  control
          shall occur:
          (i) upon  the sale  or other  disposition to  a  person,
          entity or group (as such term is used in Rule 13 d-5 promulgated under the Securities Exchange Act of 1934, as amended), such a person, entity or group being referred to as an ``outside party'' of fifty percent (50%) or more of the consolidated assets of the Company taken as a whole, or (ii) in the event shares representing a majority of the voting power of Company are acquired by a person or group (as such term is used in Rule 13 d-
          5) of persons other than the holders of the common stock of Company on July 6, 1997.

                    (b) Compensation upon Termination: In the event of termination of employment, the Employee or his estate, in the event of death, shall be entitled to his annual base salary and other benefits provided hereunder to the date of his termination.
           In addition, Employee shall be  entitled to receive any  bonuses accrued to the date of his termination of employment as  provided in Section 5(g), and any vested incentive compensation that may be due Employee pursuant to the provisions of Exhibit B, which shall be payable (if applicable) pursuant to the terms thereof.
         In  the   event  that   Company  would   terminate
                     (c)
          Employee's employment hereunder without cause pursuant to Section 11(a)(v) or Employee would terminate his employment for Good Reason pursuant to Sections 11(a)(vi)(A), (B), (D) or (E), Company shall be obligated to pay Employee, as severance pay, Employee's annual base salary in effect prior to such termination for the remaining term of the Agreement (as originally set forth in Section 2, as due) all bonus and incentive deferred compensation set forth in Section 5(d) and/or 5(g), as due, and an annual amount of Ten Thousand Dollars ($10,000.00) in lieu of all fringe benefits under this Agreement. In the event Employee would terminate his employment for Good Reason pursuant to
          Section 11(a)(vi)(C), Company shall be obligated to pay Employee, as severance pay, Employee's annual base salary in effect prior to such termination for the remaining term of this Agreement (as originally set forth in Section 2, as due). Provided further, that in the event Employee's employment is terminated by the Company without cause or by Employee for Good Reason, Employee shall not be obligated to mitigate his damages and shall be entitled to the amounts and benefits described above, whether or not he accepts or seeks alternative employment.

               12.  ______________________________________________________
                     Payments to Extend Covenant Not to Compete of Employee.

           In the event Company does not renew this Agreement upon the expiration of the initial term of this Agreement or any renewal term, Company shall have the option to pay Employee an amount equal to his base annual salary that was in effect prior to such non-renewal of his Employment Agreement in twelve (12) consecutive equal monthly installments commencing thirty (30) days after the date of termination of employment in consideration of Employee not competing with Company for a period of twelve
          (12) months from the date of the termination of his employment for any of the reasons set forth above, as applicable.

               13. Disability. In the event that Employee becomes temporarily disabled and/or totally and permanently disabled, physically or mentally, which renders him unable to perform the essential functions of his position with or without reasonable accommodation, Employee shall receive one hundred percent (100%) of his base annual salary (in effect at the time of such disability) for a period of one (1) year following the initial date of such disability (offset by any payments to the Employee received pursuant to disability benefit plans, if any, maintained by the Company.) Such payments shall be payable in twelve consecutive equal monthly installments and shall commence thirty
          (30) days after the determination by the physicians of such disability as set forth below.

               For purposes of this Agreement, Employee shall be deemed to be temporarily disabled and/or totally and permanently disabled if attested to by two qualified physicians, (one to be selected by Company and the other by Employee) competent to give opinions in the area of the disabled Employee's physical and/or mental condition. If the two physicians disagree, they shall select a third physician, whose opinion shall control. Employee shall be deemed to be temporarily disabled and/or totally and permanently disabled if he shall become disabled as a result of any medically determinable impairment of mind or body which renders it impossible for such Employee to perform satisfactorily his duties hereunder, and the qualified physician(s) referred to above certify that such disability does, in fact, exist. The opinion of the qualified physician(s) shall be given by such physician(s), in writing directed to the Company and to Employee.
           The physician(s) decision shall include the date that disability began, if possible,  and the 12th  month of  such disability,  if possible. The decision of such physician(s) shall be final and conclusive and the cost of such examination shall be paid by Company.

               14.   Severability.   In case  any one  (1)  or more  of  the
          provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement. In such a situation, this Agreement shall be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it will be valid, legal and enforceable to the maximum extent possible.

               15. Law
                Governing    .  This  Agreement shall  be governed  and
          construed under the laws of the Commonwealth of Kentucky and shall not be modified or discharged, in whole or in part, except by an agreement in writing signed by the parties.

               16.Notices.   All  notices, requests,  demands  and  other
          communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid:

               If to Company, to:  Pomeroy Computer Resources, Inc.
                              1020 Petersburg Road
                              Hebron, Kentucky  41048

               With a copy to:     James H. Smith III
                              Lindhorst & Dreidame Co., L.P.A.
                              312 Walnut Street, Suite 2300
                              Cincinnati, Ohio  45202

               If to Employee, to the Employee's residential address, as set forth in the Company's records.

               17. Enforcement of Rights. The parties expressly recognize that any breach of this Agreement by either party is likely to result in irrevocable injury to the other party and agree that such other party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance of this

          Agreement by each party or to enjoin any party from activities in violation of this Agreement. Should either party engage in any activities prohibited by this Agreement, such party agrees to pay over to the other party all compensation, remuneration, monies or property of any sort received in connection with such activities.
           Such payment shall not impair any rights or remedies of any non-
          breaching party or  obligations or liabilities  of any  breaching party pursuant to this Agreement or any applicable law.

               18.  Entire Agreement.   This  Agreement and  the  Exhibits
          hereto and the Performance Share Right Agreement executed of even date contain the entire understanding of the parties with respect to the subject matter contained herein and may be altered, amended or superseded only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

               19. Parties in Interest.

                         This Agreement is personal to each of the  parties
          hereto.   No  party  may  assign  or  delegate  any  rights  or
          obligations hereunder without first obtaining the written consent of the other party hereto; provided, however, that nothing in this Section 19 shall preclude (i) Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) executors, administrators, or legal representatives of Employee or his estate from assigning any rights hereunder to person or persons entitled thereto. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of any successor corporation of the Company.

                    (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company or the business with respect to which the duties and responsibilities of Employee are principally related, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the assumption agreement provided for in this Section 19 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               20. Prior Agreement. Employee represents and warrants that he is not party to or bound by any agreement or contract or subject to any restrictions including without limitation, any restriction imposed in connection with previous employment which prevents Employee from entering into and performing his obligations under this Agreement. Company acknowledges that Employee is subject to a restrictive agreement with his former employer which precludes him from contacting any customers of Employee's former employer for a period of one year.

               21. Attorneys' Fees. In the event of any dispute arising between Employee and Company, whether pursuant to this Agreement or otherwise, the prevailing party shall be entitled to recover from the non-prevailing party, the prevailing party's reasonable attorneys' fees and costs.
               IN  WITNESS  WHEREOF,  this  Agreement  has  been   executed
          effective as of the day and year first above written.
          WITNESSES:                    POMEROY COMPUTER RESOURCES, INC.
          _________________________
               By:____________________________________
                                                 Edwin S.  Weinstein,  Vice
          President of Finance
          _________________________
          _________________________
               _________________________________
                                        VIC EILAU, Employee
          _________________________

                      _________________________________________
                       INCENTIVE DEFERRED COMPENSATION AGREEMENT

          This Incentive Deferred Compensation Agreement is made effective as of the sixth day of July, 1997, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (the "Company") and VIC EILAU ("Eilau").

                                             W I T N E S S E T H:

          WHEREAS, simultaneously with the execution of this Agreement, the Company and Eilau have entered into an Employment Agreement for the employment of Eilau by Pomeroy Computer Leasing Company, Inc., a wholly-owned subsidiary of Company;

          WHEREAS, pursuant to Section  5(d) of said Employment  Agreement,
          Eilau is   entitled  to incentive  deferred compensation  in  the
          event certain economic criteria are satisfied;

          WHEREAS, the  parties  wish to  define  the terms  governing  the
          incentive  deferred  compensation  in  the  event  the   economic
          criteria are satisfied.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein set forth, the parties hereby covenant and agree as follows:

          1. In the event Eilau satisfies the economic criteria set forth in the Employment Agreement for such year and is entitled to incentive deferred compensation, the incentive deferred compensation shall be governed by the terms of this Agreement.

          2. In the event Eilau should die or become disabled during the term of the Employment Agreement or any renewal thereof, or if the Employment Agreement is not renewed at the expiration of the initial term or any renewal term, or in the event Company would terminate the Employment Agreement without cause pursuant to Section 11(a)(v) or Eilau would terminate the Employment Agreement for Good Reason pursuant to Section 11(a)(vi), all incentive deferred compensation shall be vested in full and shall be payable to Eilau and/or his designated beneficiary at that time.

          3. In the event Eilau discontinues employment with the Company at the expiration of the initial term, or any renewal thereof, or if Eilau discontinues employment with the Company during the term of the Employment Agreement, the vested portion of his deferred compensation account will be paid to him at said time and all non-vested amounts will be forfeited. The incentive deferred compensation shall vest according to the following schedule:

       Years of Service With Company or its         _______________
       Percentage   of
         Vested
       Subsidiaries from the Effective Date           Interest
                   of This Agreement
                    Less than 1 year                       0%
                    One year                              20%
                    Two years                             40%
                    Three years                           60%
                    Four years                            80%
                    Five years or more                   100%

          This vesting schedule shall apply separately to each year that incentive deferred compensation is earned by Eilau upon the satisfaction of the economic criteria set forth in the Employment Agreement.

          By way of illustration, if Eilau satisfied the economic criteria for years 1 and 2, at the end of year 2, Eilau would be 40% vested as to the incentive deferred compensation credited in year 1 and 20% vested as to the incentive deferred compensation credited in year 2.

          4. Notwithstanding anything contained herein to the contrary, Company may, if its stock is publicly traded at the time of payment, deliver, in lieu of cash to Eilau, common stock of Company that is either registered or freely tradable and having a fair market value equal to one hundred percent (100)% of the amount due Eilau hereunder. For purposes of this Section, the fair market value of the stock shall be deemed to be the average of its bid and asked prices on the date of distribution.

               If Company's stock is not publicly traded at the time of such payment, such payment shall be in cash.

          5. No deferred compensation shall be paid under the terms of this Agreement in the event Eilau is discharged from the service of the Company for cause pursuant to Section 11(a)(iv)(iii) of the Employment Agreement. In the event Eilau is discharged from the service of Company for cause pursuant to any other provision of Section 11(a)(iv) of the Employment Agreement, the vested portion of his deferred compensation will be paid to him at said time and all non-vested amounts will be forfeited.

          6. Eilau shall not have the right to commute, sell, transfer, assign or otherwise convey the right to receive any payments under the terms of this Agreement. Any such attempted assignment or transfer shall be null and void.

          7. It is the intention of the parties that the incentive deferred compensation to be payable to Eilau hereunder (if applicable) shall be includable for Federal Income Tax purposes in his, or such beneficiary's gross income only in the taxable year in which he or the beneficiary actually receives the payment and Company shall be entitled to deduct such incentive deferred compensation as a business expense in its Federal Income Tax return in the taxable year in which such payment is made to Eilau or his beneficiary.

          8. Nothing contained in this Agreement shall in any way affect or interfere with the right of Eilau to share or participate in a retirement plan of the Company or any profit sharing, bonus or similar plan in which he may be entitled to share or participate as an employee of the Company.
          9. This Agreement shall be binding upon the heirs, administrators, executors, successors and assigns of Eilau. This Agreement shall not be modified or amended except in writing signed by both parties.

          10. This Agreement shall be subject to and construed under the laws of the Commonwealth of Kentucky.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.
                                          POMEROY COMPUTER RESOURCES, INC.
               By:________________________________
                                                 Edwin S.  Weinstein, Vice
          President of
                                             Finance
               ___________________________________
                                          VIC EILAU

                                   AWARD AGREEMENT
                                   _______________
                            (Non-Qualified Stock Option)

               This Award Agreement is made effective July 6, 1997, between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (hereinafter called the "Company"), and VIC EILAU, an employee of Pomeroy Computer Leasing Company, Inc., a wholly-owned subsidiary of the Company (hereinafter called the "Employee").

               WHEREAS, the Company has heretofore adopted the 1992 Non-Qualified and Incentive Stock Option Plan (the "Plan");

               WHEREAS, per an Employment Agreement between Company and Employee effective July 6, 1997, Employee is to be awarded 10,000 stock options under the Plan as of July 6, 1997;

               WHEREAS, it is a requirement of the Plan that an Award Agreement be executed to evidence the Non-Qualified Stock Option (the "Award") granted to the Employee;

               NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

               1.  Grant of  Award.   The  Company hereby  grants  to the
          Employee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of Ten Thousand (10,000) shares of the Common Stock, $.01 par value, of the Company ("Shares") (such number being subject to adjustment as set forth herein and in the Plan) on the terms and conditions set forth herein and in the Plan.

                                  Page 1 of 5 Pages

              2.   Type of Award.  The  Option granted  under this  Award
          Agreement is a Non-Qualified Stock Option and shall not be treated by the Company or the Employee as an Incentive Stock Option for Federal income tax purposes.

               3. Purchase Price. The option price of the Shares covered by the Option is $_____ per Share.

               4    Term of Award.
                         The Term of  the Award shall  be for  a period  of
          (a)
          five (5) years from the effective date hereof, subject to earlier termination as hereinafter provided; and
          (b) prior to its expiration or termination the Award may be exercised as to any part or all of the Shares originally subject to the Option.

               5.  Exercise of Award.
                   (a) In order to exercise the Award, the person or persons entitled to exercise it shall deliver to the Treasurer of the Company written notice of the number of full Shares with respect to which the Award is to be exercised. The notice shall be accompanied by payment in full for any Shares being purchased, which payment will be in cash, or, with the Committee's (as defined in the Plan) approval, in Shares (as defined in the Plan) held by the Employee for at least six months valued at Fair Market Value (as defined in the Plan) at the time of exercise, or a combination thereof. No fractional Shares will be issued.
                                  Page 2 of 5 Pages

                    (b) No Shares shall be issued until full payment therefor has been made, and the Employee will have none of the rights of a stockholder in respect of such Shares until they are issued.

               6. Nontransferability.      The   Award   shall   not   be
          transferable otherwise than: (a) by will or the laws of descent and distribution, and the Award may be exercised, during the lifetime of the holder of the Award, only by him or the event of death, his Successor, as defined in the Plan, or in the event of disability, his personal representative, or (b) pursuant to a qualified domestic relations order, as defined in the Code or the Employee Retirement Income Security Act (ERISA) or the Rules thereunder.

               7.Termination of  Employment.   In  the  event that  the
          employment of the Employee is terminated (otherwise than by reason of death, disability or retirement), the Award may be exercised by the Employee (to the extent that he was entitled to do so at the termination of his employment) at any time within three (3) months after such termination, but not beyond the original Term thereof. So long as the Employee shall continue to be an employee of the Company or one or more of its subsidiaries, the Award shall not be affected by any change of duties or position. Nothing in this Award Agreement is intended to confer upon Employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right

                                  Page   of 5 Pages
          of the Company or any such subsidiary to terminate his employment at any time. Anything herein contained to the contrary notwithstanding, in the event of any termination of the Employee's employment for cause or as set forth in Section 11(a)(iv) of the Employment Agreement or if the Employee voluntarily terminates his employment without cause pursuant to
          Section 11(a)(i) of the Employment Agreement, the Award, to the extent not theretofore exercised, shall forthwith terminate.

               8. Death of Employee. If the Employee dies while he is employed by the Company or one or more of its subsidiaries or within three (3) months after the termination of his employment, the Award may be exercised (to the extent that Employee was entitled to do so at the time of his death) by a legatee or legatees of the Employee under his last will, or by his personal representatives or distributees, at any time within six (6) months after his death, but not beyond the original Term of the Award.

               9.  Disability of  Employee.   If  the  employment of  the
          Employee terminates on account of his having become "disabled," as defined in Section 22(e)(3) of the Code, the Award may be exercised by the Employee (to the extent that he was entitled to do so at the termination of his employment on account of his becoming disabled) at any time within six (6) months after the date on which his employment terminated, but not beyond the original Term of the Award.
                                  Page 4 of 5 Pages

               10.  Retirement of  Employee.   If  the  employment of  the
          Employee terminates by reason of retirement entitling the Employee to benefits under the provisions of any retirement plan of the Company or a subsidiary in which the Employee participates (or, if no such plans exist, at or after age sixty-five (65)), the Award may be exercised by the Employee (to the extent that he was entitled to do so at the time of his retirement) at any time within ninety (90) days after the date on which his employment terminated, but not beyond the original Term of the Award.

               11 Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of this Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any amounts payable in cash or in Shares at the time of exercise or from any other amounts payable any time thereafter in cash to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Employee shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable in cash then or at any time thereafter to the Employee.

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               Subject to Committee approval,  an Employee may satisfy  his tax liability with respect to the exercise of an Option by having the Company withhold Shares otherwise issuable upon exercise of the Option; provided, however, if the Employee is subject to
          Section 16b of the Securities Exchange Act of 1934, as amended, he may so elect only if such Employee makes an election to do so which satisfies the requirements of Rule 16b-3.

               12. Changes in Capital Structure. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of Shares, separations, reorganizations or liquidations, or similar events or, in the event of extraordinary cash dividends being declared with respect to the Shares, or similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment in cash or in Shares in an amount equal to the difference between the price at which such Award may be exercised and the then current Fair Market Value of the Shares subject to such Award as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination

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          of any fractional share which  might otherwise become subject  to an Award.

               13.  Securities Law  Compliance,   The  Award  may  not  be
          exercised and the Company shall not be required to issue any Shares hereunder if such issuance would, in the judgment of the Board or the Committee, constitute a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange. The Company may, in its sole discretion, require the Employee to furnish the Company with appropriate representations and a written investment agreement prior to the exercise of the Award and the delivery of any Shares pursuant to the Award.

               14. Incorporation of Provisions of the Plan. All of the provisions of the Plan, pursuant to which this Award is granted, are hereby incorporated by reference and made as part hereof as if specifically set forth herein, and to the extent of any conflict between this Award Agreement and the terms contained in the aforesaid Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they will have the meaning set forth in paragraph 2 of the Plan.

               IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has hereunto set his hand, all on the day and year first above written.

                                        POMEROY COMPUTER RESOURCES, INC.,
                                        By
               __________________________________
                                          Edwin   S.    Weinstein,    Vice
          President of
                                          Finance
               _____________________________________
                                        VIC EILAU, Employee

                                     E-194
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